As filed with the Securities and Exchange Commission on May 18, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERIGROUP Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1739323
(State of Incorporation)	(I.R.S. Employer Identification No.)

4425 Corporation Lane
Virginia Beach, Virginia 23462
(757) 490-6900

(Address of Principal Executive Offices) (Zip Code)

2005 EQUITY INCENTIVE PLAN
(Full Titles of the Plan)

Stanley F. Baldwin
Executive Vice President, General Counsel and Secretary
AMERIGROUP Corporation
4425 Corporation Lane
Virginia Beach, Virginia 23462
(757) 490-6900
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price	Registration Fee

Common Stock, par value $0.01 per share	9,505,391	$37.89	$360,159,265	$42,391

(1)	Represents 3,750,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of AMERIGROUP Corporation (the “Registrant”) issuable pursuant to the Registrant’s 2005 Equity Incentive Plan (the “Plan”) and 5,755,391 shares, in the aggregate, issuable pursuant to the Registrants 1994 Stock Plan, 2000 Equity Incentive Plan and 2003 Equity Incentive Plan. The maximum number of shares which may be issued under the Plan is subject to equitable adjustment upon the occurrence of certain events pursuant to the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act as follows: the fee is calculated on the basis of the average of the high and low sale prices per share of Common Stock as quoted on The New York Stock Exchange on May 16, 2005.

PART I
      The information called for by Part I of this registration statement on Form S-8 is included in the description of the Plan to be delivered to persons eligible to participate in the Plan. Pursuant to the Note in the Instructions to Part I of Form S-8, this information is not being filed with or included in this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference
      The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement as of their respective dates.
      (1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.
      (2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.
      (3) The Registrant’s Current Reports on Form 8-K filed on January 6, 2005, January 27, 2005, February 8, 2005, February 15, 2005, February 23, 2005, March 4, 2005, March 30, 2005, May 5, 2005, May 6, 2005 and May 9, 2005, May 11, 2005, May 13, 2005 and May 17, 2005.
      (4) The Registrant’s Form 8-A filed with the Commission on July 24, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.
      All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities
      Not Applicable.

Item 5.	Interests of Named Experts and Counsel
      The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by Stanley F. Baldwin, Executive Vice President, General Counsel and Secretary of the Registrant. Mr. Baldwin directly or indirectly owns 1,400 shares of Common Stock and has options to acquire an aggregate of 102,568 shares of Common Stock.

Item 6.	Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.
      As permitted by Delaware law, Article Sixth of the Registrant’s Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to the Registration Statement on Form S-3, as amended (File

No. 333-108831), which is incorporated herein by reference, includes a provision that eliminates, to the maximum extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
      As permitted by Delaware law, Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation provides that (1) the Registrant is required to indemnify its directors and officers to the fullest extent authorized or permitted by law, subject to certain very limited exceptions; (2) the Registrant is permitted, to the extent authorized by its board of directors, to provide rights to indemnification to its employees and agents similar to those conferred to its directors and officers; (3) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Amended and Restated Certificate of Incorporation are not exclusive.
      As permitted by Delaware law, the Registrant’s Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.2 to the Registration Statement on Form S-3, as amended (File No. 333-108831), which is incorporated herein by reference, provides that (1) the Registrant is required to indemnify its directors and officers to the fullest extent authorized by the DGCL, subject to certain very limited exceptions; (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (3) the rights to indemnification conferred in the Amended and Restated By-Laws are not exclusive.
      As permitted by Delaware law, the Registrant has entered into indemnification agreements with all of its directors and executive officers, in addition to the indemnification provided for in the Registrant’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.
      As permitted by the Delaware law, the Registrant’s Amended and Restated By-Laws provides the Registrant with the authority to purchase insurance covering the Registrant’s directors and officers against any such expense, liability or loss asserted against them in their capacity as such.

Item 7.	Exemption From Registration Claimed
      Not Applicable.

Item 8.	Exhibits

5.1	Opinion of Stanley F. Baldwin, Esq.
23.1	Consent of KPMG LLP with respect to the financial statements of the registrant.
23.2	Consent of Stanley F. Baldwin, Esq. (included with Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page).
99.1(1)	2005 Equity Incentive Plan.

(1)	Previously filed as an exhibit to the Proxy Statement on April 4, 2005, and incorporated herein by reference.

Item 9.	Required Undertakings
      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia, on this 18th day of May, 2005.

AMERIGROUP CORPORATION

By	/s/ Jeffrey L. McWaters

Name: Jeffrey L. McWaters
Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
      Each person whose signature appears below hereby constitutes and appoints Stanley F. Baldwin and Jeffrey L. McWaters, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of AMERIGROUP Corporation and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey L. McWaters Jeffrey L. McWaters	Chairman and Chief Executive Officer (Principal Executive Officer)	May 18, 2005

/s/ E. Paul Dunn, Jr. E. Paul Dunn, Jr.	Executive Vice President, Chief Financial Officer and Treasurer	May 18, 2005

/s/ Kathleen K. Toth Kathleen K. Toth	Executive Vice President and Chief Accounting Officer	May 18, 2005

/s/ Thomas E. Capps Thomas E. Capps	Director	May 18, 2005

/s/ Jeffrey B. Child Jeffrey B. Child	Director	May 18, 2005

Name	Title	Date

/s/ Kay Coles James Kay Coles James	Director	May 18, 2005

/s/ William J. McBride William J. McBride	Director	May 18, 2005

/s/ Uwe E. Reinhardt, Ph.D. Uwe E. Reinhardt, Ph.D.	Director	May 18, 2005

/s/ Richard D. Shirk Richard D. Shirk	Director	May 18, 2005

Exhibit Index

5.1	Opinion of Stanley F. Baldwin, Esq.
23.1	Consent of KPMG LLP with respect to the financial statements of the registrant.
23.2	Consent of Stanley F. Baldwin, Esq. (included with Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page).
99.1(1)	2005 Equity Incentive Plan.

(1)	Previously filed as an exhibit to the Proxy Statement on April 4, 2005, and incorporated herein by reference.